UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16375	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.

On September 9, 2015, Cesca Therapeutics Inc. (the “Company”) implemented a restructuring initiative to reduce costs and better align its workforce with the evolving needs of the business. The plan provided for a reduction of approximately 15 employees in various functions. This action, combined with open positions that have been eliminated, is expected to reduce annual operating costs by approximately $3.3 Million. The Company expects to incur restructuring charges of approximately $245,000 in the current quarter of fiscal 2016, which include one-time termination benefits principally comprised of severance payments. A copy of the press release announcing the plan to reduce costs is attached hereto as Exhibit 99.1.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the Company’s anticipation of reduction in costs, better alignment between its workforce and its business, and the expected costs associated with restructuring charges and termination benefits. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties. The Company’s workforce reduction costs may be greater than anticipated and this reduction in force and any future workforce and expense reductions may have an adverse impact on the Company’s clinical and commercial activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

In connection with the restructuring described in Item 2.05 above, Mr. Ray DeGrella, who had been serving as the Company’s Vice President of Quality and Regulatory Affairs, was terminated as of September 11, 2015.

(e)

On September 10, 2015, the Company’s Compensation Committee increased the annual salary of Mr. Michael Bruch, its Interim Chief Financial Officer, to $188,000 effective as of October 1, 2015 and established his target for short-term incentive compensation for fiscal year 2016 at an amount equal to 30% of his annual base salary. The Compensation Committee also granted him 20,000 shares of fully-vested restricted common stock of the Company and an option to purchase an additional 50,000 shares of common stock. The option grant, which is part of the Company’s long term incentive program, will be subject to three year vesting at six month intervals with a term of seven years. The exercise price per share for the shares subject to the option was $0.63 which represents the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on September 10, 2015.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated September 15, 2015, titled “Cesca Therapeutics Announces Restructuring Initiative”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cesca Therapeutics Inc. a Delaware Corporation

Dated: September 15, 2015	/s/ Robin C. Stracey
Robin C. Stracey, Chief Executive Officer